Exhibit 99.1

Oaktree Capital Group, LLC Announces First Quarter 2012 Financial Results

For the quarter ended March 31, 2012:

•	Segment revenues of $318.3 million produced adjusted net income of $173.6 million.

•	Fee-related earnings of $80.3 million and net incentive income of $34.9 million contributed to distributable earnings of $137.3 million.

•	Per Class A unit, fee-related earnings were $0.41, distributable earnings were $0.67, adjusted net income was $0.90 and economic net income was $1.45.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $18.6 million.

•	Quarter-end assets under management reached $77.9 billion, management fee-generating assets under management grew to $68.0 billion and net accrued incentives (fund level) amounted to $1.1 billion.

•	Oaktree declares a quarterly distribution of $0.55 per Class A unit.

LOS ANGELES, CA. May 10, 2012 - Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended March 31, 2012.

For the first quarter of 2012, segment revenues were $318.3 million, led by management fees of $191.3 million, resulting in adjusted net income (“ANI”) of $173.6 million. Management fees benefited from closed-end funds that started since March 2011 in the distressed debt, real estate and European principal investment strategies. Management fees produced fee-related earnings of $80.3 million, which together with net incentive income and receipts of investment income drove the quarter’s distributable earnings of $137.3 million and resulted in a distribution of $0.55 per Class A unit.

Howard Marks, Chairman, said, “The first quarter demonstrated the ability of our business to generate meaningful cash earnings and quarterly distributions, and at the same time to add significantly to accrued incentives and raise capital for future deployment. Additionally, our diverse investment strategies and the large proportion of our assets that consists of liquid securities enabled us to capitalize on opportunities both to invest, as we did in real estate, and to sell in strong markets, as our distressed debt funds did.”

Oaktree also calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that use ENI as their profit measure. Unlike ANI, ENI measures incentive income based on current market values. ENI for the first quarter of 2012 was $278.4 million. During the first quarter of 2012, our funds generated incentives created (fund level) of $265.2 million, driven by the performance of our distressed debt funds as credit markets continued to rebound. These incentives created (fund level) boosted our gross accrued incentives (fund level) to $1.9 billion, or $1.1 billion net of associated incentive income compensation expense, as of March 31, 2012.

GAAP-basis results for the quarter ended March 31, 2012 included net income attributable to Oaktree Capital Group, LLC of $18.6 million.

During the quarter ended March 31, 2012, Oaktree had a first closing for Oaktree Opportunities Fund IX, L.P. (“Opps IX”), with $1.2 billion in committed capital. This distressed debt closed-end fund, which has a total committed capital target of $4.0 billion, is not expected to commence its investment period, and therefore start generating management fees, before January 2013. Also during the first quarter of 2012, Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”) reached its final total committed capital level of $1.3 billion. As of March 31, 2012, ROF V was 80% invested or committed to invest. The rapid pace of investment by ROF V and relatively large supply of potential attractive investments led Oaktree to launch fundraising for Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) in May 2012. ROF VI has an initial committed capital target of over $1.5 billion. Aggregate uncalled capital commitments across all Oaktree funds were $12.1 billion as of March 31, 2012.

The table below presents unaudited: (a) fee-related earnings, distributable earnings, adjusted net income and economic net income, in each case for both the Operating Group and per Class A unit; and (b) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for certain definitions.

	As of or for the Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
	(in thousands, except per unit data or as otherwise indicated)

Segment Results:
Fee-related earnings	$80,277	$79,532	$86,697
Fee-related earnings-OCG per Class A unit	0.41	0.39	0.40
Distributable earnings	137,329	49,423	159,447
Distributable earnings-OCG per Class A unit	0.67	0.13	0.80
Adjusted net income	173,632	76,707	207,354
Adjusted net income-OCG per Class A unit	0.90	0.33	1.15
Economic net income	278,391	237,214	397,579
Economic net income-OCG per Class A unit	1.45	1.05	2.34

Operating Metrics:

Assets under management (in millions):
Assets under management	$77,850	$74,857	$85,691
Management fee-generating assets under management	67,973	66,964	67,158
Incentive-creating assets under management	36,593	36,155	37,476
Uncalled capital commitments	12,141	11,201	18,348
Accrued incentives (fund level):
Incentives created (fund level)	265,162	201,747	433,751
Incentives created (fund level), net of associated incentive income compensation expense	159,435	120,548	254,485
Accrued incentives (fund level)	1,889,460	1,686,967	2,369,708
Accrued incentives (fund level), net of associated incentive income compensation expense	1,132,470	1,027,711	1,356,808

Note: Oaktree discloses in this earnings release certain financial measures, including fee-related earnings, fee-related earnings-OCG per Class A unit, distributable earnings, distributable earnings-OCG per Class A unit, adjusted net income, adjusted net income-OCG per Class A unit, economic net income and economic net income-OCG per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Exhibit A hereto. All information in this earnings release gives effect to the conversion of our previously outstanding Class C units into 13,000 Class A units on a one-for-one basis before the initial public offering of our Class A units.

Operating Metrics

Assets under management

Assets under management (“AUM”) were $77.9 billion as of March 31, 2012, as compared with $74.9 billion as of December 31, 2011 and $85.7 billion as of March 31, 2011. The $3.0 billion increase during the first quarter of 2012 primarily reflected a $3.7 billion gain in aggregate market values and $1.7 billion in new capital commitments to closed-end funds, which more than offset $2.6 billion of distributions to investors in closed-end funds. Both the increase in market values and the pace of fund realizations reflected the generally strong performance of financial markets during the quarter. New capital commitments included $1.2 billion raised by our new distressed debt fund, Opps IX.

The $7.8 billion decrease since March 31, 2011 was attributable primarily to aggregate distributions of $11.4 billion to investors in our closed-end funds and $1.2 billion in cancellations of uncalled capital commitments, partially offset by new capital commitments of $5.8 billion to four closed-end funds. OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”), which commenced its liquidation period in May 2011, accounted for $8.5 billion in distributions and $1.1 billion in cancellations of uncalled capital commitments.

Management fee-generating assets under management

Management fee-generating assets under management (“management fee-generating AUM”) increased slightly, to $68.0 billion as of March 31, 2012 from $67.0 billion as of December 31, 2011 and $67.2 billion as of March 31, 2011. The $1.0 billion increase since December 31, 2011 reflected $1.5 billion of market-value gains across our open-end funds, which pay management fees based on NAV, less a net reduction in management fees generated across closed-end funds, caused by Opps VIIb and other funds in liquidation. Because Opps IX has not commenced its investment period, it is not yet included in management fee-generating AUM.

As compared to March 31, 2011, management fee-generating AUM increased $0.8 billion, primarily as a result of $7.9 billion in capital commitments to new closed-end funds entering their investment period more than offsetting a $6.1 billion decline attributable to closed-end funds in liquidation and $1.4 billion in net outflows across open-end and evergreen funds. The $7.9 billion of capital commitments arising from new closed-end funds included Oaktree European Principal Fund III, L.P., with €3.1 billion ($4.0 billion), Oaktree Opportunities Fund VIIIb, L.P., with $2.6 billion, and ROF V, with $1.1 billion.

Incentive-creating assets under management

Incentive-creating assets under management (“incentive-creating AUM”) were $36.6 billion as of March 31, 2012, as compared with $36.2 billion as of December 31, 2011 and $37.5 billion as of March 31, 2011. The $0.4 billion increase since December 31, 2011 reflected the slight excess of (a) drawn capital by funds in their investment periods and (b) market-value gains over (c) distributions by closed-end funds. As compared to March 31, 2011, incentive-creating AUM decreased $0.9 billion, reflecting the fact that distributions by closed-end funds exceeded aggregate drawdowns and market-value gains. Of the $36.6 billion in incentive-creating AUM as of March 31, 2012, $23.9 billion was generating incentives at the fund level.

Accrued incentives (fund level) and incentives created (fund level)

Gross accrued incentives (fund level) amounted to $1.9 billion as of March 31, 2012, as compared with $1.7 billion as of December 31, 2011 and $2.4 billion as of March 31, 2011. The $0.2 billion increase since December 31, 2011 reflected incentives created (fund level) of $265.2 million. The $0.5 billion decrease from March 31, 2011 reflected approximately equal amounts of segment incentive income recognized and negative incentives created (fund level), with the latter reflecting the sharp downturn in financial markets in the third quarter of 2011.

Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.1 billion, $1.0 billion and $1.4 billion as of March 31, 2012, December 31, 2011 and March 31, 2011, respectively.

Uncalled capital commitments

Uncalled capital commitments amounted to $12.1 billion as of March 31, 2012, as compared with $11.2 billion as of December 31, 2011 and $18.3 billion as of March 31, 2011.

Segment Results

Revenues

Total segment revenues declined 13.8%, to $318.3 million for the first quarter of 2012 from $369.2 million for the first quarter of 2011, as lower incentive income was partially offset by increases in management fees and investment income.

Management fees

Management fees increased 3.2%, to $191.3 million for the first quarter of 2012 from $185.3 million in the prior-year period, reflecting factors such as higher management fee-generating AUM and an increase of $0.9 million, to $3.2 million, in non-recurring revenues from closed-end funds that had true-up closings in the period. During the first quarter of 2012, closed-end funds accounted for $151.5 million, or 79.2%, of total management fees.

Incentive income

Incentive income totaled $62.7 million for the first quarter of 2012, as compared with $130.9 million for the prior-year period. The decline of $68.2 million, or 52.1%, was primarily attributable to decreased tax-related incentive distributions for the first quarter of 2012.

Investment income

Investment income increased 21.3%, to $64.3 million for the first quarter of 2012 from $53.0 million for the first quarter of 2011. The increase reflected a higher blended overall return and a larger average invested balance as compared with the first quarter of 2011, as well as an aggregate $4.1 million improvement, to $2.5 million of corporate profits and $1.6 million of fund performance fees, from our equity interest in DoubleLine Capital LP.

Expenses

Compensation and benefits for the first quarter of 2012 amounted to $84.4 million, an increase of 7.8% from the first quarter of 2011, largely as a result of a higher accrual towards year-end bonuses, based in part on a year-over-year increase in headcount of 9.2%. General, administrative and other expenses increased $6.3 million, to $26.6 million for the first quarter of 2012 from $20.3 million for the first quarter of 2011. Excluding the impact of foreign currency-related items, general, administrative and other expenses rose $5.3 million, of which professional fees and other costs related to our initial public offering accounted for $2.1 million. The remainder of the increase primarily reflected general corporate growth and technology, consulting and other costs associated with ongoing enhancements to our operational infrastructure. The 48.3% decrease in incentive income compensation expense, from $53.8 million for the first quarter of 2011 to $27.8 million for the first quarter of 2012, reflected the 52.1% decrease in incentive income over the same period.

Adjusted net income

Adjusted net income declined $33.8 million, or 16.3%, to $173.6 million for the first quarter of 2012 from $207.4 million for the first quarter of 2011, primarily reflecting the net impact of a $6.4 million decrease in fee-related earnings, a $42.2 million decrease in incentive income, net of incentive income compensation expense, and an $11.3 million increase in investment income.

The portion of adjusted net income attributable to our Class A units (“adjusted net income-OCG”) was $20.4 million. On a per unit basis, adjusted net income-OCG amounted to $0.90 and $1.15 for the first quarters of 2012 and 2011, respectively.

The effective income tax rates applied against adjusted net income-OCG before income taxes for the three months ended March 31, 2012 and March 31, 2011 were 21% and 17%, respectively. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.

Fee-related earnings

Fee-related earnings (“FRE”) decreased 7.4%, to $80.3 million for the first quarter of 2012 from $86.7 million for the first quarter of 2011, reflecting the aforementioned higher levels of compensation, benefits, general, administrative and other expenses.

The portion of FRE attributable to our Class A units (“fee-related earnings-OCG”) was $0.41 and $0.40 per Class A unit for the first quarters of 2012 and 2011, respectively, reflecting income tax rates applied against FRE of 22% and 30%, respectively. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate. The income tax rate, which is subject to change as the year progresses, declined from the prior-year period as a result of, among various factors, the exchange of Oaktree Capital Group Holdings, L.P. units to our Class A units that occurred as part of our initial public offering.

Distributable earnings

Distributable earnings decreased $22.1 million, or 13.9%, to $137.3 million for the first quarter of 2012 from $159.4 million for the first quarter of 2011, primarily reflecting the net impact of declines of $6.4 million in fee-related earnings and $42.2 million in incentive income, net of incentive income compensation expense, and an increase of $23.6 million in receipts of investment income.

The portion of distributable earnings attributable to our Class A units (“distributable earnings-OCG”) was $0.67 and $0.80 per Class A unit for the first quarters of 2012 and 2011, respectively, reflecting distributable earnings per Operating Group unit of $0.91 and $1.07, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

GAAP-Basis Results

Net income attributable to Oaktree Capital Group, LLC increased to $18.6 million for the first quarter of 2012. The comparable amount in the first quarter of 2011 was a net loss of $10.1 million, which included significant non-cash compensation expense stemming from the vesting of units held by our employees at the time of our private equity offering in May 2007. The vesting period for that equity ended on January 2, 2012.

Capital and Liquidity

As of March 31, 2012, we had an available cash balance of $276.4 million, or $648.0 million when including investments in U.S. Treasury and government agency securities, and $644.6 million in outstanding debt or borrowings. We have no borrowings outstanding against our $250 million revolving credit facility.

Distribution

Oaktree Capital Group, LLC has declared a distribution of $0.55 per Class A unit. This distribution, which is related to the first quarter of 2012, will be paid on May 25, 2012 to Class A unitholders of record at the close of business on May 21, 2012.

Conference Call

Oaktree will host a conference call to discuss first quarter 2012 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 688-2171 (U.S. callers) or +1 (402) 998-0565 (non-U.S. callers), beginning approximately one hour after the broadcast.

About Oaktree

Oaktree is a leading global investment management firm focused on alternative markets, with $77.9 billion in assets under management as of March 31, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 650 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC Andrea D. Williams (213) 830-6483 investorrelations@oaktreecapital.com

Press Relations:	Financial Profiles, Inc. Moira Conlon (310) 478-2700 x11 mconlon@finprofiles.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”) , with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds and liquidation of our old funds; changes in our operating or other expenses; the degree to which we encounter competition, and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in OCG’s prospectus dated April 11, 2012 which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act and is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release and its contents do not constitute and should not be construed as, (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell, or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations (GAAP basis — Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Consolidated Statements of Operations:
Revenues:
Management fees	$32,020	$38,638
Incentive income	5,048	5,811

Total revenues	37,068	44,449

Expenses:
Compensation and benefits	(84,464)	(78,312)
Incentive income compensation expense	(27,757)	(53,766)
Compensation expense for vesting of OCGH units	(12,189)	(237,157)

Total compensation and benefits expense	(124,410)	(369,235)
General, administrative and other expenses	(25,935)	(22,478)
Consolidated fund expenses	(17,222)	(18,934)

Total expenses	(167,567)	(410,647)

Other income (loss):
Interest expense	(10,990)	(12,891)
Interest and dividend income	539,618	734,682
Net realized gain on investments	1,074,138	760,261
Net change in unrealized appreciation on investments	805,823	678,628
Investment income	5,680	2,695
Other income (expense)	2,267	(763)

Total other income	2,416,536	2,162,612

Income before income taxes	2,286,037	1,796,414
Income taxes	(7,767)	(7,010)

Net income	2,278,270	1,789,404
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(2,124,772)	(1,826,401)
Net (income) loss attributable to OCGH non-controlling interest	(134,890)	26,870

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

Distributions declared per Class A unit	$0.42	$0.90

Income (loss) per unit (basic and diluted):
Net income (loss) per Class A unit	$0.82	$(0.45)

Weighted average number of Class A units outstanding	22,688	22,677

Segment Financial Data (Unaudited)

	As of or for the Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$191,262	$185,259
Incentive income	62,669	130,889
Investment income	64,340	53,017

Total revenues	318,271	369,165

Expenses:
Compensation and benefits	(84,404)	(78,312)
Incentive income compensation expense	(27,757)	(53,766)
General, administrative and other expenses	(26,581)	(20,250)

Total expenses	(138,742)	(152,328)

Adjusted net income before interest and other income (expense)	179,529	216,837
Other income (expense), net	2,267	(763)
Interest expense, net of interest income	(8,164)	(8,720)

Adjusted net income	$173,632	$207,354

Adjusted net income-OCG	$20,447	$25,981
Adjusted net income-OCG per Class A unit	0.90	1.15
Fee-related earnings	80,277	86,697
Fee-related earnings-OCG	9,268	9,067
Fee-related earnings-OCG per Class A unit	0.41	0.40
Distributable earnings	137,329	159,447
Distributable earnings-OCG	15,227	18,209
Distributable earnings-OCG per Class A unit	0.67	0.80
Economic net income	278,391	397,579
Economic net income-OCG	32,882	52,962
Economic net income-OCG per Class A unit	1.45	2.34
Weighted average number of Operating Group units outstanding	150,441	148,942
Weighted average number of Class A units outstanding	22,688	22,677

Operating Metrics:
Assets under management (in millions):
Assets under management (2)	$77,850	$85,691
Management fee-generating assets under management (3)	67,973	67,158
Incentive-creating assets under management (4)	36,593	37,476
Uncalled capital commitments (5)	12,141	18,348
Accrued incentives (fund level):
Incentives created (fund level) (6)	265,162	433,751
Incentives created (fund level), net of associated incentive compensation expense (6)	159,435	254,485
Accrued incentives (fund level) (6)	1,889,460	2,369,708
Accrued incentives (fund level), net of associated incentive income compensation expense (6)	1,132,470	1,356,808
Change in accrued incentives (fund level), net of associated incentive income compensation expense (7)	104,759	190,225

(1)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of: (a) non-cash equity compensation charges, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the Oaktree Capital Group Holdings, L.P. (“OCGH”) non-controlling interest subsequent to May 24, 2007. Adjusted net income is calculated at the Operating Group level. We expect that adjusted net income will include non-cash equity compensation charges related to unit grants made after our initial public offering. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Assets under management represents the NAV of the assets we manage, plus the undrawn capital that we are entitled to call at the end of the applicable period and fund-level leverage that generates management fees.

(3)	Management fee-generating assets under management reflects assets under management on which we earn management fees. It excludes certain assets under management, such as differences between assets under management and committed capital or cost basis for most closed-end funds, the investments we make in our funds as general partners, undrawn capital commitments to funds for which management fees are based on NAV or drawn capital, contributed capital and capital commitments to closed-end funds that have not yet commenced their investment periods, closed-end funds that are beyond the term during which they pay management fees, and assets under management in restructured and liquidating evergreen funds for which management fees were waived.

(4)	Incentive-creating assets under management refers to the assets under management that may eventually produce incentive income. It represents the NAV of our closed-end and evergreen funds, excluding investments made by us and our employees (which are not subject to an incentive allocation).

(5)	Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(6)	Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors, but generally equals between 40% and 55% of segment incentive income revenue.

(7)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) net incentive income recognized by us, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

Operating Metrics (Unaudited)

We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management

	As of
	March 31, 2012	December 31, 2011	March 31, 2011
	(in millions)
Assets Under Management:
Closed-end funds	$48,578	$47,425	$55,389
Open-end funds	26,833	25,042	27,239
Evergreen funds	2,439	2,390	3,063

Total	$77,850	$74,857	$85,691

	Three Months Ended March 31,
	2012	2011
	(in millions)
Change in Assets Under Management:
Beginning of period	$74,857	$82,672
Closed-end funds:
New capital commitments	1,734	1,672
Distributions for a realization event/other	(2,578)	(1,685)
Change in market value	2,033	1,995
Change in leverage	(36)	26
Open-end funds:
Contributions	1,174	1,522
Redemptions	(886)	(1,441)
Change in market value	1,503	1,036
Evergreen funds:
Contributions	—	57
Redemptions	(65)	(45)
Distributions from restructured funds	(34)	(262)
Change in market value	148	144

End of period	$77,850	$85,691

Management Fee-Generating AUM

	As of
	March 31, 2012	December 31, 2011	March 31, 2011
	(in millions)
Management Fee-Generating Assets Under Management:
Closed-end funds	$39,019	$39,867	$37,466
Open-end funds	26,815	25,025	27,221
Evergreen funds	2,139	2,072	2,471

Total	$67,973	$66,964	$67,158

	Three Months Ended March 31,
	2012	2011
	(in millions)
Change in Management Fee-Generating Assets Under Management:
Beginning of period	$66,964	$66,175
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	251	374
Capital drawn by funds that pay fees based on drawn capital or NAV	88	85
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,102)	(628)
Distributions by funds that pay fees based on NAV	(154)	(259)
Change in market value (2)	104	158
Change in leverage	(35)	26
Open-end funds:
Contributions	1,174	1,522
Redemptions	(886)	(1,441)
Change in market value	1,502	1,035
Evergreen funds:
Contributions	—	57
Redemptions	(66)	(45)
Change in market value	133	99

End of period	$67,973	$67,158

(1)	For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects (a) certain funds that pay management fees based on NAV or leverage, as applicable, and (b) foreign currency-related changes for foreign currency-denominated funds that pay management fees based on committed capital.

	As of March 31,
	2012	2011
	(in millions)
Reconciliation of Assets Under Management to Management Fee-Generating Assets Under Management:
Assets under management	$77,850	$85,691
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(4,726)	(10,469)
Capital commitments to funds that have not yet begun to generate management fees	(1,306)	(4,254)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(2,145)	(1,901)
General partner investments in management fee-generating funds	(1,032)	(976)
Closed-end funds that are no longer paying management fees	(418)	(392)
Funds for which management fees were permanently waived	(250)	(541)

Management fee-generating assets under management	$67,973	$67,158

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.

The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below:

	As of March 31,
	2012	2011
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.48%	1.47%
Open-end funds	0.47	0.50
Evergreen funds	1.80	1.86
Overall	1.09	1.09

Incentive-Creating AUM

	As of
	March 31, 2012	December 31, 2011	March 31, 2011
	(in millions)
Incentive-Creating Assets Under Management:
Closed-end funds	$34,463	$34,062	$34,763
Evergreen funds	2,130	2,093	2,713

Total	$36,593	$36,155	$37,476

Accrued Incentives and Incentives Created (Fund Level)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Accrued Incentives (Fund Level):
Beginning of period	$1,686,967	$2,066,846

Incentives created (fund level):
Closed-end funds	254,194	413,461
Evergreen funds	10,968	20,290

Total incentives created (fund level)	265,162	433,751

Less: segment incentive income recognized by us	(62,669)	(130,889)

End of period	$1,889,460	$2,369,708

Accrued incentives (fund level), net of associated incentive income compensation expense	$1,132,470	$1,356,808

Uncalled Capital Commitments

Uncalled capital commitments amounted to $12.1 billion as of March 31, 2012, as compared with $11.2 billion as of December 31, 2011 and $18.3 billion as of March 31, 2011.

Segment Results (Unaudited)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.

Adjusted Net Income

Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three months ended March 31, 2012 and 2011 are set forth below:

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Revenues:
Management fees	$191,262	$185,259
Incentive income	62,669	130,889
Investment income	64,340	53,017

Total revenues	318,271	369,165

Expenses:
Compensation and benefits	(84,404)	(78,312)
Incentive income compensation expense	(27,757)	(53,766)
General, administrative and other expenses	(26,581)	(20,250)

Total expenses	(138,742)	(152,328)

Adjusted net income before interest and other income (expense)	179,529	216,837
Other income (expense), net	2,267	(763)
Interest expense, net of interest income	(8,164)	(8,720)

Adjusted net income	173,632	207,354
Adjusted net income attributable to OCGH non-controlling interest	(147,446)	(175,785)
Non-Operating Group expenses	(178)	(184)

Adjusted net income-OCG before income taxes	26,008	31,385
Income taxes-OCG	(5,561)	(5,404)

Adjusted net income-OCG	$20,447	$25,981

Adjusted net income-OCG per Class A unit	$0.90	$1.15

Weighted average number of Class A units outstanding	22,688	22,677

Fee-Related Earnings

Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three months ended March 31, 2012 and 2011 are set forth below:

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Management fees	$191,262	$185,259

Expenses:
Compensation and benefits	(84,404)	(78,312)
General, administrative and other expenses	(26,581)	(20,250)

Total expenses	(110,985)	(98,562)

Fee-related earnings	80,277	86,697
Fee-related earnings attributable to OCGH non-controlling interest	(68,170)	(73,497)
Non-Operating Group expenses	(179)	(185)

Fee-related earnings-OCG before income taxes	11,928	13,015
Fee-related earnings-OCG income taxes	(2,660)	(3,948)

Fee-related earnings-OCG	$9,268	$9,067

Fee-related earnings-OCG per Class A unit	$0.41	$0.40

Weighted average number of Class A units outstanding	22,688	22,677

Distributable Earnings and Distribution Calculation

Distributable earnings and the calculations of the distributions attributable to the three months ended March 31, 2012 and 2011 are set forth below:

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Distributable Earnings:
Fee-related earnings	$80,277	$86,697
Incentive income, net of incentive income compensation expense	34,912	77,123
Receipts of investment income (loss) (1)	30,635	7,004
Interest expense, net of interest income	(8,164)	(8,720)
Operating Group income taxes	(2,598)	(1,894)
Other income (expense), net	2,267	(763)

Distributable earnings	$137,329	$159,447

Distribution Calculation:
Operating Group distribution with respect to the period	$110,106	$127,711

Distribution per Operating Group unit	$0.73	$0.86
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.11)	(0.22)
Tax receivable agreements	(0.06)	(0.04)
Non-Operating Group expenses	(0.01)	(0.01)
Other adjustments	—	0.05

Distribution per Class A unit (2)	$0.55	$0.64

(1)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income (loss). In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance in the fund. If the distribution is subject to recall, it is not reflected in distributable earnings until it is no longer recallable.

(2)	With respect to the quarter ended March 31, 2012, announced on May 10, 2012 and payable on May 25, 2012.

Units Outstanding

	Three Months Ended March 31,
	2012	2011
Weighted Average Units:
OCGH	127,752,557	126,264,626
Class A	22,687,967	22,677,100

Total	150,440,524	148,941,726

Units Eligible for Fiscal Period Distribution:
OCGH	120,250,753	125,823,615
Class A	30,579,510	22,677,100

Total	150,830,263	148,500,715

Segment Statements of Financial Condition (Unaudited)

	As of
	March 31, 2012	December 31, 2011	March 31, 2011
	(in thousands)
Assets:
Cash and cash-equivalents	$276,420	$297,230	$597,907
U.S. Treasury and government agency securities	371,552	381,697	200,625
Management fees receivable	24,682	23,207	28,577
Incentive income receivable	13,846	28,892	31,671
Investments in limited partnerships, at equity	1,178,784	1,159,287	1,060,227
Deferred tax assets	72,986	72,986	76,619
Other assets	134,154	120,609	116,082

Total assets	$2,072,424	$2,083,908	$2,111,708

Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$166,941	$250,191	$155,895
Due to affiliates	58,601	57,574	62,100
Debt obligations	644,643	652,143	696,071

Total liabilities	870,185	959,908	914,066

Capital:
OCGH non-controlling interests in consolidated subsidiaries	1,005,497	935,858	997,650
Unitholders’ capital attributable to Oaktree Capital Group, LLC	196,742	188,142	199,992

Total capital	1,202,239	1,124,000	1,197,642

Total liabilities and capital	$2,072,424	$2,083,908	$2,111,708

Fund Data

Certain information regarding our closed-end, open-end and evergreen funds is set forth below.

Closed-end funds

			As of March 31, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value	Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level)	Unreturned Drawn Capital Plus Accrued Preferred Return (2)	IRR Since Inception (3)		Multiple of Drawn Capital (4)
	Start Date	End Date									Gross	Net
	(in millions)
Distressed Debt
TCW Special Credits Fund I, L.P. (5)	Oct. 1988	Oct. 1991	$97	$97	$121	$218	$-	$-	$-	$-	29.0%	24.7%	2.3x
TCW Special Credits Fund II, L.P. (5)	Jul. 1990	Jul. 1993	261	261	505	766	-	-	-	-	41.6	35.7	3.1
TCW Special Credits Fund IIb, L.P. (5)	Dec. 1990	Dec. 1993	153	153	323	476	-	-	-	-	44.0	37.9	3.1
TCW Special Credits Fund III, L.P. (5)	Nov. 1991	Nov. 1994	329	329	470	799	-	-	-	-	26.2	22.1	2.5
TCW Special Credits Fund IIIb, L.P.(5)	Apr. 1992	Apr. 1995	447	447	459	906	-	-	-	-	21.2	17.9	2.1
TCW Special Credits Fund IV, L.P. (5)	Jun. 1993	Jun. 1996	394	394	462	856	-	-	-	-	21.1	17.3	2.2
OCM Opportunities Fund, L.P.	Oct. 1995	Oct. 1998	771	771	568	1,339	-	74	-	-	12.4	10.2	1.8
OCM Opportunities Fund II, L.P.	Oct. 1997	Oct. 2000	1,550	1,550	989	2,538	1	197	-	-	11.0	8.5	1.7
OCM Opportunities Fund III, L.P.	Sep. 1999	Sep. 2002	2,077	2,077	1,286	3,333	30	248	6	-	15.4	11.9	1.7
OCM Opportunities Fund IV, L.P.	Sep. 2001	Sep. 2004	2,125	2,125	1,727	3,845	7	340	1	-	35.0	28.1	1.9
OCM Opportunities Fund IVb, L.P.	May 2002	May 2005	1,339	1,339	1,257	2,596	-	247	2	-	57.8	47.3	2.0
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	896	1,857	218	132	43	-	18.6	14.2	1.8
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,102	1,573	1,302	76	139	1,094	11.9	8.6	1.7
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,160	2,218	2,540	9	-	2,571	10.2	7.9	1.4
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	7,616	8,755	8,705	368	1,111	3,818	24.2	18.2	1.8
Special Account A	Nov. 2008	Oct. 2012	253	253	211	87	377	5	36	216	33.5	26.6	1.8
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	524	30	5,001	-	35	4,957	12.1	8.3	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	1,031	148	-	1,179	-	1	1,157	12.3	11.9	1.1
Oaktree Opportunities Fund VIIIb, L.P. (6)	Aug. 2011	Aug. 2014	2,692	808	24	1	831	-	-	833	nm	nm	1.1
Oaktree Opportunities Fund IX, L.P.	-	-	1,220	-	-	-	-	-	-	-	-	-	-
Special Account E (6) (11)	Feb. 2012	-	253	25	1	-	26	-	-	25	nm	nm	1.0

											23.0%	17.6%

Global Principal Investments
TCW Special Credits Fund V, L.P. (5)	Apr. 1994	Apr. 1997	$401	$401	$349	$750	$-	$-	$-	$-	17.2%	14.6%	1.9x
OCM Principal Opportunities Fund, L.P.	Jul. 1996	Jul. 1999	625	625	281	906	-	-	-	-	6.4	5.4	1.5
OCM Principal Opportunities Fund II, L.P.	Dec. 2000	Dec. 2005	1,275	1,275	1,110	2,061	323	159	58	-	23.0	17.5	2.0
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	985	1,334	1,050	42	150	602	16.0	11.3	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	593	778	3,143	-	-	3,741	7.0	4.3	1.3
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	1,668	186	83	1,772	-	7	1,771	17.6	8.3	1.2
Special Account C	Dec. 2008	Feb. 2014	505	338	168	65	441	9	24	333	25.4	18.9	1.5

											13.1%	9.4%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$474	$(45)	$59	$370	$-	$-	$559	2.0%	(3.2)%	1.1x

European Principal Investments (7)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$346	$84	$722	$1	$65	$613	12.5%	9.2%	1.8x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,639	€256	€245	€1,651	€12	€-	€1,718	11.8	6.8	1.3
Oaktree European Principal Fund III, L.P. (6)	Nov. 2011	Nov. 2016	€3,164	€630	€7	€2	€636	€-	€-	€642	nm	nm	1.1

											12.3%	7.6%

Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$-	$23	$-	$-	20.1%	13.1%	1.8x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,454	1,809	186	93	7	-	76.6	59.4	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	127	(31)	4	92	-	-	135	(1.0)	(22.9)	1.0

											35.2%	27.3%

			As of March 31, 2012
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value	Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level)	Unreturned Drawn Capital Plus Accrued Preferred Return (2)	IRR Since Inception (3)		Multiple of Drawn Capital (4)
	Start Date	End Date									Gross	Net
	(in millions)

Real Estate
TCW Special Credits Fund VI, L.P. (5)	Aug. 1994	Aug. 1997	$506	$506	$666	$1,172	$-	$-	$-	$-	21.1%	17.4%	2.4x
OCM Real Estate Opportunities Fund A, L.P.	Feb. 1996	Feb. 1999	379	379	285	640	24	31	23	-	10.3	8.2	1.8
OCM Real Estate Opportunities Fund B, L.P.	Mar. 1997	Mar. 2000	285	285	155	422	19	-	-	80	7.9	6.7	1.6
OCM Real Estate Opportunities Fund II, L.P.	Dec. 1998	Dec. 2001	464	440	265	697	8	50	2	-	15.2	11.1	1.7
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	646	826	527	20	107	184	16.2	12.1	2.0
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	159	60	549	5	24	496	16.6	10.1	1.4
Special Account D	Nov. 2009	Nov. 2012	256	256	63	-	319	-	6	302	14.1	12.5	1.2
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,103	5	22	1,086	-	-	1,129	5.8	0.8	1.0

											15.3%	11.8%

Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$2	$-	$21	$-	$-	$25	9.8%	2.9%	1.3x
PPIP
Oaktree PPIP Fund, L.P. (8)	Dec. 2009	Dec. 2012	$2,322	$738	$155	$184	$710	$-	N/A	N/A	23.3%	N/A	1.2x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (9)	Oct. 2001	Oct. 2006	$808	$773	$282	$1,018	$37	$28	$7	$-	14.4%	10.7% / 10.2%	1.4x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	330	861	576	-	-	677	9.7	6.4	1.3
Oaktree Mezzanine Fund III, L.P. (10)	Dec. 2009	Dec. 2014	1,592	564	(15)	41	508	-	-	587	5.8	6.9 / (31.7)	1.1

											11.2%	7.7%

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return before we are entitled to receive incentive income (other than tax distributions) from the fund.

(3)	The internal rate of return, or IRR, is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(4)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(5)	The fund was managed by certain of our investment professionals while employed at the Trust Company of the West prior to our founding in 1995. When these employees joined Oaktree upon, or shortly after, our founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and us.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through March 31, 2012 is less than one year.

(7)	Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the March 31, 2012 spot rate of $1.3317.

(8)	Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the United States Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not represented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The accrued incentive and the gross and net IRR for the Oaktree PPIP Private Fund, L.P. were $12.7 million, 20.0% and 15.1%, respectively, as of March 31, 2012.

(9)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.2%. Combined net IRR for the Class A and Class B interests is 10.4%.

(10)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 6.9% and Class B interests is (31.7)%. Combined net IRR for Class A and Class B interests is (1.9)%.

(11)	The investment period will end on the third anniversary of the start of the investment period of Oaktree Opportunities Fund IX, L.P.

Open-end funds

			Three Months Ended March 31, 2012			Since Inception Through March 31, 2012
			Quarterly Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
		AUM as of March 31, 2012	Oaktree		Relevant Benchmark	Oaktree		Relevant Benchmark	Oaktree Gross	Relevant Benchmark
	Inception		Gross	Net		Gross	Net
		(in millions)
U.S. High Yield Bonds	Jan. 1986	$15,171	4.2%	4.1%	5.1%	10.0%	9.5%	8.8%	0.77	0.51
European High Yield Bonds	May 1999	1,785	9.2	9.0	9.9	7.9	7.3	5.6	0.53	0.27
U.S. Convertibles	Apr. 1987	4,568	9.6	9.5	10.2	9.8	9.3	7.9	0.45	0.27
Non-U.S. Convertibles	Oct. 1994	2,309	7.3	7.1	7.6	9.0	8.2	5.7	0.72	0.30
High Income Convertibles	Aug. 1989	1,060	8.5	8.4	5.2	12.2	11.5	8.6	1.01	0.54
U.S. Senior Loans (2)	Sep. 2008	1,003	2.9	2.8	3.5	8.8	8.3	5.9	1.12	0.48
European Senior Loans	May 2009	915	6.8	6.6	4.7	13.8	13.1	15.5	1.85	1.94

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.

(2)	Excludes two closed-end funds: Oaktree Loan Fund, L.P. and Oaktree Loan Fund, 2x, L.P. As of March 31, 2012, these funds had AUM of $25 million and $512 million, respectively, since-inception gross IRRs of 2.6% and 2.3%, respectively, and since-inception net IRRs of 1.9% and 1.5%, respectively.

Evergreen funds (1)

		As of March 31, 2012				Three Months Ended March 31, 2012		Since Inception Through March 31, 2012
	Inception	AUM	Accrued Incentives (Fund Level)			Quarterly Rates of Returns		Annualized Rates of Return
						Gross	Net	Gross	Net
		(in millions)
Emerging Markets Absolute Return	Apr. 1997	$529	$	N/A	(2)	3.4%	2.9%	16.3%	11.1%
Value Opportunities	Sep. 2007	1,680		11		8.2	6.9	13.0	8.2

(1)	We also manage three restructured evergreen funds that are in liquidation: European Credit Opportunities, High Yield Plus and Japan Opportunities (Yen class). As of March 31, 2012, these funds had gross and net IRRs since inception of (1.8)% and (4.3)%, 8.0% and 5.5% and (9.3)% and (10.5)%, respectively, and in the aggregate had AUM of $229.2 million as of March 31, 2012.

(2)	As of March 31, 2012, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $24 million.

GLOSSARY

Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.

Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. In addition, ANI excludes the effect of: (a) non-cash equity compensation charges, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest subsequent to May 24, 2007. ANI is calculated at the Operating Group level. We expect that ANI will include non-cash equity compensation charges related to unit grants made after our initial public offering.

Adjusted net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their share of Operating Group income. Generally speaking, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive- and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and our incentive income and investment income generally have not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of our funds plus the undrawn capital that we are entitled to call from investors in those funds pursuant to their capital commitments and fund-level leverage that generates management fees.

Distributable earnings is a supplemental non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.

Distributable earnings differs from ANI in that it is net of Operating Group income taxes, excludes segment investment income (loss), and includes the receipt of investment income or loss from fund distributions. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of: (a) non-cash equity compensation charges, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly, and (c) the adjustment for the OCGH non-controlling interest subsequent to May 24, 2007. Distributable earnings may reflect deductions related to unit grants made after our initial public offering.

Distributable earnings–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2”, instead of the “method 1”, approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Fee-related earnings (“FRE”) is a non-GAAP profit measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes. We expect that FRE will include non-cash equity compensation charges related to unit grants made after our initial public offering.

Fee-related earnings–OCG is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings – OCG income taxes is calculated excluding any segment incentive or investment income (loss).

Incentive-creating AUM represents the AUM that may eventually produce incentive income. It equals the NAV of our closed-end and evergreen funds, excluding investments made by us and our employees (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Management fee-generating AUM reflects the AUM on which we earn management fees. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

•	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV or leverage, as applicable;

•	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

•	Capital commitments to closed-end funds that have not yet commenced their investment periods;

•	The investments we make as general partner;

•	Closed-end funds that are beyond the term during which they pay management fees; and

•	AUM in restructured and liquidating evergreen funds for which management fees were waived commencing in 2009.

Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities), without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.

Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.

Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•

our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index; and

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index.

Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A

Use of Non-GAAP financial information

Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial metrics. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Reconciliation of Segment Results to GAAP Net Income (Loss) (Unaudited)

The following table reconciles fee-related earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Fee-related earnings (1)	$80,277	$86,697
Incentive income	62,669	130,889
Incentive income compensation expense	(27,757)	(53,766)
Investment income	64,340	53,017
Interest expense, net of interest income	(8,164)	(8,720)
Other income (expense)	2,267	(763)

Adjusted net income	173,632	207,354
Compensation expense for vesting of OCGH units (2)	(12,189)	(237,157)
Income taxes (3)	(7,767)	(7,010)
Non-Operating Group expenses (4)	(178)	(184)
OCGH non-controlling interest (5)	(134,890)	26,870

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)	This adjustment adds back the effect of compensation expenses for vesting of OCGH units, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(3)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment eliminates the effect of income tax expense from adjusted net income and fee-related earnings.

(4)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(5)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Fee-related earnings-OCG (1)	$9,268	$9,067
Incentive income attributable to OCG	9,451	19,928
Incentive income compensation expense attributable to OCG	(4,186)	(8,186)
Investment income attributable to OCG	9,703	8,072
Interest expense, net of interest income attributable to OCG	(1,231)	(1,328)
Other income (expense) attributable to OCG	343	(116)
Non-fee-related earnings income taxes attributable to OCG (2)	(2,901)	(1,456)

Adjusted net income-OCG (1)	20,447	25,981
Compensation expense for vesting of OCGH units attributable to OCG (3)	(1,839)	(36,108)

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

(1)	Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly.

(2)	This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)	This adjustment adds back the effect of compensation expense for vesting of OCGH units attributable to OCG, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles distributable earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Distributable earnings	$137,329	$159,447
Investment income (1)	64,340	53,017
Receipts of investment (income) loss (2)	(30,635)	(7,004)
Operating Group income taxes	2,598	1,894

Adjusted net income	173,632	207,354
Compensation expense for vesting of OCGH units	(12,189)	(237,157)
Income taxes	(7,767)	(7,010)
Non-Operating Group expenses	(178)	(184)
OCGH non-controlling interest	(134,890)	26,870

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

(1)	This adjustment eliminates our segment investment income, which under the equity method of accounting is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance in the fund. In addition, if the distribution is subject to recall, it is not reflected in distributable earnings until it is no longer recallable.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Distributable earnings-OCG (1)	$15,227	$18,209
Investment income attributable to OCG	9,703	8,072
Receipts of investment (income) loss attributable to OCG	(4,620)	(1,068)
Distributable earnings-OCG income taxes	3,361	5,059
Tax receivable agreements	1,945	825
Income taxes of Intermediate Holding Companies	(5,169)	(5,116)

Adjusted net income-OCG (1)	20,447	25,981
Compensation expense for vesting of OCGH units attributable to OCG	(1,839)	(36,108)

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

(1)	Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of distributable earnings to distributable earnings-OCG follows below.

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Distributable earnings	$137,329	$159,447
Distributable earnings attributable to OCGH non-controlling interest	(116,618)	(135,170)
Non-Operating Group expenses	(178)	(184)
Distributable earnings-OCG income taxes	(3,361)	(5,059)
Tax receivable agreements	(1,945)	(825)

Distributable earnings-OCG	$15,227	$18,209

Distributable earnings-OCG per Class A unit	$0.67	$0.80

The following table reconciles economic net income and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Economic net income (1)	$278,391	$397,579
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	(104,759)	(190,225)

Adjusted net income	173,632	207,354
Compensation expense for vesting of OCGH units	(12,189)	(237,157)
Income taxes	(7,767)	(7,010)
Non-Operating Group expenses	(178)	(184)
OCGH non-controlling interest	(134,890)	26,870

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$(10,127)

(1)	Please see Glossary for the definition of economic net income.

(2)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended March 31,
	2012	2011
	(in thousands)
Economic net income-OCG (1)	$32,882	$52,962
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	(15,799)	(28,963)
Economic net income-OCG income taxes	8,925	7,386
Income taxes-OCG	(5,561)	(5,404)

Adjusted net income-OCG (1)	20,447	25,981
Compensation expense for vesting of OCGH units attributable to OCG	(1,839)	(36,108)

Net income (loss) attributable to Oaktree Capital Group, LLC	$18,608	$ (10,127)

(1)	Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of economic net income to economic net income-OCG follows below.

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per unit data)
Economic net income	$278,391	$397,579
Economic net income attributable to OCGH non-controlling interest	(236,406)	(337,047)
Non-Operating Group expenses	(178)	(184)
Economic net income-OCG income taxes	(8,925)	(7,386)

Economic net income-OCG	$32,882	$52,962

Economic net income-OCG per Class A unit	$1.45	$2.34

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended March 31, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$191,262	$(159,242)	$32,020
Incentive income (1)	62,669	(57,621)	5,048
Investment income (1)	64,340	(58,660)	5,680
Total expenses (2)	(138,742)	(28,825)	(167,567)
Other income, net	2,267	—	2,267
Interest expense, net (3)	(8,164)	(2,826)	(10,990)
Other income of consolidated funds (4)	—	2,419,579	2,419,579
Income taxes	—	(7,767)	(7,767)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,124,772)	(2,124,772)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(134,890)	(134,890)

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$173,632	$(155,024)	$18,608

Investments in limited partnerships, at equity (5)	$1,178,784	$(1,053,070)	$125,714

Total assets (6)	$2,072,424	$43,425,604	$45,498,028

	As of or for the Three Months Ended March 31, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$185,259	$(146,621)	$38,638
Incentive income (1)	130,889	(125,078)	5,811
Investment income (1)	53,017	(50,322)	2,695
Total expenses (2)	(152,328)	(258,319)	(410,647)
Other income, net	(763)	—	(763)
Interest expense, net (3)	(8,720)	(4,171)	(12,891)
Other income of consolidated funds (4)	—	2,173,571	2,173,571
Income taxes	—	(7,010)	(7,010)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,826,401)	(1,826,401)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	26,870	26,870

Adjusted net income/net income (loss) attributable to Oaktree Capital Group, LLC	$207,354	$(217,481)	$(10,127)

Investments in limited partnerships, at equity (5)	$1,060,227	$(992,031)	$68,196

Total assets (6)	$2,111,708	$44,334,153	$46,445,861

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (a) compensation expense for vesting of OCGH units of $12,189 and $237,157, (b) consolidated fund expenses of $16,458 and $20,978, and (c) expenses incurred by the Intermediate Holding Companies of $178 and $184, in all cases for the three months ended March 31, 2012 and 2011, respectively.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income (loss) of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to investments in limited partnerships is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily investments in limited partnerships and incentive income receivable.